Exhibit 99.2

EVERTEC ANNOUNCES COMMENCEMENT OF

PUBLIC OFFERING

BY SELLING STOCKHOLDERS

SAN JUAN, PUERTO RICO – September 9, 2013 — EVERTEC, Inc. (NYSE: EVTC) (“EVERTEC” or the “Company”) announced today the commencement of an underwritten public offering of 20,000,000 shares of its common stock by an affiliate of Apollo Global Management, LLC (“Apollo”), Popular, Inc., and certain officers and current and former employees of the Company (collectively, the “Selling Stockholders”). The underwriters of the offering will have the option to purchase up to an additional 3,000,000 shares of common stock from Apollo. The Selling Stockholders will receive all of the proceeds from the offering. The offering is expected to close on or about September 18, 2013.

Goldman, Sachs & Co., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc., BofA Merrill Lynch, Credit Suisse Securities (USA) LLC and UBS Securities LLC are acting as joint bookrunners for the offering. William Blair & Company. L.L.C., Apollo Global Securities, LLC and Popular Securities, Inc. are acting as co-managers for the offering. The offering will be made pursuant to the Company’s registration statement on Form S-1, as amended, which has been filed with the Securities and Exchange Commission, but has not yet become effective. The offering will be made only by means of a prospectus. A copy of the preliminary prospectus related to this offering, when available, may be obtained by contacting: Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282, by calling (866) 471-2526, or by emailing
prospectus-ny@ny.email.gs.com or J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by calling (866) 803-9204.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About EVERTEC

EVERTEC is the leading full-service transaction processing business in Latin America and the Caribbean. Based in Puerto Rico, EVERTEC provides a broad range of merchant acquiring, payment processing and business process management services across 19 countries in the region. EVERTEC processes over 1.8 billion transactions annually, and manages the electronic payment network for over 4,100 automated teller machines (“ATM”) and over 104,000 point-of-sale payment terminals. EVERTEC is the largest merchant acquirer in the Caribbean and Central America and the seventh largest in Latin America. EVERTEC owns and operates the ATH network, one of the leading ATM and personal identification number debit networks in Latin America. In addition, EVERTEC provides a comprehensive suite of services for core bank processing, cash processing and technology outsourcing. EVERTEC serves a broad and diversified customer base of leading financial institutions, merchants, corporations and government agencies with ‘mission critical’ technology solutions and believes its business is well positioned to continue to expand across the fast growing Latin American region.

Forward-Looking Statements

The information in this press release contains forward-looking information that involves substantial risks and uncertainties regarding the proposed public offering by EVERTEC. EVERTEC assumes no obligation to update any forward-looking statements contained in this press release as the result of new information, future events or otherwise.

Contacts

Investor Contact

Luis M. Cabrera

Senior Vice President

Head of Investor Relations

(787) 773-5302

IR@evertecinc.com

Media Contact

Wanda Betancourt, APR

Senior Vice President

Communications and Marketing

(787) 773-5302

NewsMedia@evertecinc.com